SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MICROTOUCH SYS INC

                    MJG ASSOCIATES, INC.
                                 1/03/01            5,500-           21.0000
                    GABELLI INTERNATIONAL LTD
                                 1/03/01            7,500-           21.0000
                    GAMCO INVESTORS, INC.
                                 1/03/01           80,000-           21.0000
                                 1/03/01          175,500-           21.0000
                    GABELLI ASSOCIATES LTD
                                 1/03/01          224,294-           21.0000
                                 1/02/01           18,540            20.8750
                                12/29/00            3,825            20.8750
                                12/22/00              875            20.8125
                                12/21/00            5,000            20.8125
                    GABELLI ASSOCIATES FUND
                                 1/03/01            3,950            20.8750
                                 1/03/01          201,680-           21.0000
                                 1/02/01            3,000            20.8750
                                12/28/00            2,350            20.8750
                                12/22/00              900            20.8125
                                12/22/00           10,000            20.8438
                     GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 1/03/01            2,100-           21.0000
                                12/21/00            2,100            20.8438
                         GABELLI SMALL CAP GROWTH FUND
                                 1/03/01            4,000-           21.0000
                         GABELLI ABC FUND
                                 1/03/01          100,000-           21.0000


          (1) THE DISPOSITIONS ON 1/03/01 WERE EFFECTED IN CONNECTION WITH THE CASH TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
              13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.